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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Gary F. Torrell General Counsel (949)725-4790

DOWNEY FINANCIAL CORP. ANNOUNCES
NEW CHIEF OPERATING OFFICER

          Newport Beach, California — September 17, 2004. Daniel D. Rosenthal, President and Chief Executive Officer of Downey Financial Corp. (NYSE: DSL) announced today that Thomas E. Prince, Executive Vice President and Chief Financial Officer, will also assume the responsibilities of Chief Operating Officer of both Downey Financial Corp. and Downey Savings and Loan Association, F.A.

          Commenting on Mr. Prince’s appointment Mr. Rosenthal stated, “Tom has been with Downey as Chief Financial Officer since 1992 during a period in which Downey has grown by about five fold. Tom’s responsibilities will now be expanded to assist me in managing the company.”

          Downey Financial Corp., headquartered in Newport Beach, California, has assets of $15.2 billion and is the parent company of Downey Savings and Loan Association, F.A., which has 165 branches in California and three in Arizona.

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